Exhibit 99.2

Venu Holding Corporation Announces Proposed Public Offering of Common Stock

COLORADO SPRINGS, Colo. – January 27, 2026 — (BUSINESS WIRE) — Venu Holding Corporation (“VENU” or the “Company”) (NYSE American: VENU), a developer and operator of upscale live music venues and premium hospitality destinations, today announced that it has commenced a registered underwritten public offering of its common stock, par value $0.001 (“Common Stock”). The Company intends to offer, subject to market conditions and other facts, $75,000,000 of shares of its Common Stock pursuant to a registration statement on Form S-3 filed with the Securities Exchange Commission (the “SEC”). The Company also expects to grant the underwriters a 30-day option to purchase up to an additional $11,250,000 of shares of the Company’s Common Stock to cover over-allotments, if any, at the public offering price, less the underwriting discount. The offering is subject to market conditions and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

Deutsche Bank Securities and ThinkEquity are acting as joint book-running managers for the proposed offering.

The Company intends to use the net proceeds from the offering to fund a portion of the development costs of The Sunset McKinney, The Sunset Broken Arrow, and The Sunset El Paso, to complete the closing of the Company’s purchase of real property in Centennial, Colorado, to develop an indoor music hall and restaurant on such property, and for working capital and other general corporate purposes.

A registration statement on Form S-3 (File No. 333-291873) relating to the Company’s securities, including the Common Stock, was declared effective by the Securities and Exchange Commission (the “SEC”) on December 8, 2025. The proposed offering will be made only by means of a prospectus supplement and accompanying prospectus forming a part of the effective registration statement. A preliminary prospectus supplement related to the offering will be filed with the SEC and will be available on the SEC’s website located at www.sec.gov. Copies of the preliminary prospectus supplement and the accompanying prospectus relating to the offering may be obtained, when available, from Deutsche Bank Securities, 1 Columbus Circle, New York, New York 10019 and ThinkEquity, 17 State Street, 41st Floor, New York, New York 10004, or at the SEC’s website at http://www.sec.gov.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Venu Holding Corporation

Venu Holding Corporation (“VENU”) (NYSE American: VENU) is a premier owner, developer, and operator of luxury, experience-driven entertainment destinations. Founded by Colorado Springs entrepreneur J.W. Roth, VENU has a portfolio of premium brands that includes Ford Amphitheater, Sunset Amphitheaters, Phil Long Music Hall, The Hall at Bourbon Brothers, Bourbon Brothers Smokehouse and Tavern, Aikman Owners Clubs, and Roth’s Sea & Steak. With venues operating and in development across Colorado, Georgia, Oklahoma, and Texas and a nationwide expansion underway, VENU is setting a new standard for live entertainment.

VENU has been recognized nationally by The Wall Street Journal, The New York Times, Billboard, VenuesNow, and Variety for its innovative and disruptive approach to live entertainment. Through strategic partnerships with industry leaders such as AEG Presents, NFL Hall of Famer and Founder of EIGHT Elite Light Beer, Troy Aikman, Aramark Sports + Entertainment, and Tixr, VENU continues to shape the future of the entertainment landscape. For more information, visit VENU’s website, Instagram, LinkedIn, or X.

Forward Looking Statements

This press release contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on the Company’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully in the sections titled “Risk Factors” in the final prospectus related to the public offering that will be filed with the SEC and in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, on file with the SEC, as well as in reports subsequently filed by the Company with the SEC. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

Contacts

VENU Media and Investor Relations
Chloe Polhamus, cpolhamus@venu.live